Exhibit 23.2

Consent of Independent Consultants

As independent oil and gas consultants, Schlumberger Data & Consulting Services hereby consents to the incorporation by reference in this Registration Statement on Form 8-K, to be filed with the Securities and Exchange Commission on or about November 1, 2005, of information from our reserve report dated February 12, 2005, entitled “Reserve and Economic Audit of Proved Reserves of Certain Columbia Natural Resources, LLC Oil & Gas Properties” as of December 31, 2004.

Sincerely,

/s/ Joseph H. Frantz Jr.

Consulting Services Operations Manager, P.E.

USLand East

October 31, 2005